EXHIBIT 31.1

CERTIFICATION

I, David C. Habiger, certify that:

1.       I have reviewed this Amendment No. 1 to the Annual Eeport on Form 10-K/A for the fiscal year ended March 31, 2010 of Sonic Solutions; and

2.      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

July 25, 2010

/s/ David C. Habiger

David C. Habiger
President and Chief Executive Officer